As filed with the Securities and Exchange Commission on July 28, 2005.

Registration No.: 333-126940

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM F-4/A
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CONTROLADORA COMERCIAL
MEXICANA, S.A. DE C.V.

(Exact name of Registrant as specified in its charter)

N/A

(Translation of Registrant’s name into English)
United Mexican States (State or other jurisdiction of incorporation or organization)	5311 (Primary Standard Industrial Classification Code Number)	None (IRS Employer Identification No.)

Controladora Comercial Mexicana, S.A. de C.V.

Avenida Revolución No. 780 Módulo 2
Colonia San Juan
03730 Mexico, D.F. Mexico
(52)(55) 5270-9312
(Address and telephone number of registrant’s principal executive offices)

Donald J. Puglisi Puglisi and Associates 850 Library Avenue, Suite 804 Newark, Delaware 19711 (302) 738-6680 (Name, address and telephone number of agent for service)

Copies to:
Kenneth Rosh, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004-1980 (212) 859-8000		Francisco Martínez de la Vega Controladora Comercial Mexicana, S.A. de C.V. Avenida Revolución No. 780 Módulo 2 Colonia San Juan 03730 Mexico, D.F. Mexico (52)(55) 5270-9312

Approximate date of commencement of proposed exchange offer: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay the effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to Form F-4 is being filed solely to correct the signature pages to the Registration Statement on Form F-4 (No. 333-126940) (the "Registration Statement"), filed on July 28, 2005, with respect to the signature pages at the end of Part II, as set forth below. These signature pages were not previously filed with conformed signatures.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

Under Mexican law, when an officer or director of a corporation acts within the scope of his authority, the corporation will answer for any resulting liabilities or expenses. The Registrant has entered into indemnification agreements with certain of its officers and directors which provide for the Registrant to indemnify and advance expenses to any officer and/or director a party thereto to the fullest extent permitted by applicable law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules

EXHIBIT INDEX
Exhibit Number		Description	Page
4.1	-

Indenture relating to Senior Debt Securities, dated as of June 1, 2005 between the Registrant, as Issuer, and The Bank of New York, as Trustee, as amended or supplemented from time to time (incorporated herein by reference to Exhibit 2.1 to the 2004 Form 20-F).

4.2	-

First Supplemental Indenture relating to the 6 5/8% Senior Notes due 2015 dated as of June 1, 2005 between Registrant, as Issuer, and The Bank of New York and Dexia Banque Internationale à Luxembourg (incorporated herein by reference to Exhibit 2.2 to the 2004 Form 20-F).

4.3	-

Form of Second Supplemental Indenture relating to the 6 5/8% Senior Notes due 2015 dated as of June 1, 2005 between Registrant, as Issuer, and The Bank of New York and Dexia Banque Internationale à Luxembourg.*

4.4	-	Form of 6 5/8% Senior Exchange Note (included in Exhibit 4.3).*
4.5	-	Registration Rights Agreement, dated as of June 1, 2005, among the Registrant and Credit Suisse First Boston LLC (incorporated herein by reference to Exhibit 2.3 to the 2004 Form 20-F).
5.1	-	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.*
5.2	-	Opinion of Mijares, Angoitia, Cortés y Fuentes, S.C.*
23.1	-	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included as part of its opinion filed as Exhibit 5.1).*
23.2	-	Consent of Mijares, Angoitia, Cortés y Fuentes, S.C. (included as part of its opinion filed as Exhibit 5.2).*
23.3	-	Consent of PricewaterhouseCoopers, independent public accountants.*
25.1	-	Statement of Eligibility of Trustee on Form T-1.*
99.1	-	Form of Letter of Transmittal for 6.625% Senior Exchange Notes due 2015.*
99.2	-	Form of Notice of Guaranteed Delivery for 6.625% Senior Notes due 2015.*
99.3	-	Form of Letter to Registered Holders and/or Participants of the Book-Entry Transfer Facility.*
99.4	-	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.*
99.5	-	Form of Letter to Clients.*
99.6	-	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (included in Exhibit 99.1).*

__________________________________________

* Previously filed as Exhibits to the Company’s Registration Statement on Form F-4 (File No. 333-126940), as filed on July 28, 2005.

All financial statement schedules relating to the Registrant are omitted because they are not required or because the required information, if material, is contained in the audited year-end financial statements or notes thereto.

Item 22. Undertakings

The undersigned Registrant hereby undertakes:

(1) that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(2) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(4) to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(5) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(6) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(8) to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (8) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form F-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico City, Mexico, on July 28, 2005.
CONTROLADORA COMERCIAL MEXICANA, S.A. DE C.V.

By: /s/ Francisco Martínez de la Vega Name: Francisco Martínez de la Vega Title: Chief Financial and Administrative Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carlos González Zabalegui and Francisco Martínez de la Vega and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form F-4, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form F-4 has been signed by the following persons in the capacities and on the date first above indicated:
Signature	Title
/s/ Guillermo González Nova Guillermo González Nova	Director and Chairman of the Board
/s/ Jaime González Nova Jaime González Nova	Director and Vice-Chairman of the Board
/s/ Carlos González Zabalegui Carlos González Zabalegui	Director, Vice-Chairman of the Board and Chief Executive Officer (principal executive officer)
/s/ Elena M. González de Guichard Elena M. González Guerra de Guichard	Director
/s/ Pablo J. González Guerra Pablo J. González Guerra	Director
/s/ Francisco Martínez de la Vega Francisco Martínez de la Vega	Director and Chief Financial and Administrative Officer (principal financial officer)
/s/ Angel Portilla González Angel Portilla González	Director
/s/ Javier Cantú Charles Javier Cantú Charles	Director
/s/ Santiago García García Santiago García García	Director
/s/ Fermín Sobero San Martín Fermín Sobero San Martín	Director
/s/ José Ignacio Llano Gutiérrez José Ignacio Llano Gutiérrez	Director
/s/ Raúl J. Alvarado Herroz Raúl J. Alvarado Herroz	Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Controladora Comercial Mexicana, S.A. de C.V., has signed this Registration Statement on Form F-4 in the City of Newark, State of Delaware, on July 28, 2005.
Signature	Title
/s/ Donald J. Puglisi Donald J. Puglisi	Authorized Representative in the United States

EXHIBIT INDEX
Exhibit Number		Description	Page
4.1	-

Indenture relating to Senior Debt Securities, dated as of June 1, 2005 between the Registrant, as Issuer, and The Bank of New York, as Trustee, as amended or supplemented from time to time (incorporated herein by reference to Exhibit 2.1 to the 2004 Form 20-F).

4.2	-

First Supplemental Indenture relating to the 6 5/8% Senior Notes due 2015 dated as of June 1, 2005 between Registrant, as Issuer, and The Bank of New York and Dexia Banque Internationale à Luxembourg (incorporated herein by reference to Exhibit 2.2 to the 2004 Form 20-F).

4.3	-

Form of Second Supplemental Indenture relating to the 6 5/8% Senior Notes due 2015 dated as of June 1, 2005 between Registrant, as Issuer, and The Bank of New York and Dexia Banque Internationale à Luxembourg.*

4.4	-	Form of 6 5/8% Senior Exchange Note (included in Exhibit 4.3).*
4.5	-	Registration Rights Agreement, dated as of June 1, 2005, among the Registrant and Credit Suisse First Boston LLC (incorporated herein by reference to Exhibit 2.3 to the 2004 Form 20-F).
5.1	-	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.*
5.2	-	Opinion of Mijares, Angoitia, Cortés y Fuentes, S.C.*
23.1	-	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included as part of its opinion filed as Exhibit 5.1).*
23.2	-	Consent of Mijares, Angoitia, Cortés y Fuentes, S.C. (included as part of its opinion filed as Exhibit 5.2).*
23.3	-	Consent of PricewaterhouseCoopers, independent public accountants.*
25.1	-	Statement of Eligibility of Trustee on Form T-1.*
99.1	-	Form of Letter of Transmittal for 6.625% Senior Exchange Notes due 2015.*
99.2	-	Form of Notice of Guaranteed Delivery for 6.625% Senior Notes due 2015.*
99.3	-	Form of Letter to Registered Holders and/or Participants of the Book-Entry Transfer Facility.*
99.4	-	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.*
99.5	-	Form of Letter to Clients.*
99.6	-	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (included in Exhibit 99.1).*

__________________________________________

* Previously filed as Exhibits to the Company’s Registration Statement on Form F-4 (File No. 333-126940), as filed on July 28, 2005.